AMENDMENT NO. 5

TO

FIRST RESTATED MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

The First Restated Master Distribution Plan (the “Plan”), effective July 1, 2004, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, July 15, 2013 as follows:

WHEREAS, the Plan is hereby amended to remove Invesco Dynamics Fund and Invesco Municipal Bond Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:

“SCHEDULE A

TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

AIM EQUITY FUNDS

(INVESCO EQUITY FUNDS)

Portfolio – Investor Class Shares

Invesco Diversified Dividend Fund

AIM GROWTH SERIES

(INVESCO GROWTH SERIES)

Portfolio- Investor Class Shares

Invesco Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL

FUNDS)

Portfolio – Investor Class Shares

Invesco European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

(INVESCO INVESTMENT SECURITIES

FUNDS)

Portfolio – Investor Class Shares

Invesco High Yield Fund

Invesco U.S. Government Fund

Invesco Real Estate Fund

AIM SECTOR FUNDS

(INVESCO SECTOR FUNDS)

Portfolio – Investor Class Shares

Invesco Technology Fund

AIM TAX-EXEMPT FUNDS

(INVESCO TAX-EXEMPT FUNDS)

Portfolio – Investor Class Shares

Invesco Municipal Income Fund”

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.